As filed with the Securities and Exchange Commission on May 7, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ODYSSEY THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	86-3384382
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

51 Sleeper Street

Suite 800

Boston, Massachusetts 02210

(617) 865-9628

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary D. Glick, Ph.D.

President and Chief Executive Officer

Odyssey Therapeutics, Inc.

51 Sleeper Street

Suite 800

Boston, Massachusetts 02210

(617) 865-9628

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian K. Rosenzweig Alicia Zhang Joseph Gangitano Megan N. Gates Covington & Burling LLP One International Place, Suite 1020 Boston, Massachusetts 02110 (617) 603-8805	Jolie M. Siegel Executive Vice President, General Counsel and Secretary Odyssey Therapeutics, Inc. 51 Sleeper Street Suite 800 Boston, Massachusetts 02210 (617) 865-9628	Eric Blanchard Richard Segal Divakar Gupta Evan Leitner Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-295141

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of common stock offered by Odyssey Therapeutics, Inc. (the “Registrant”) by 2,599,000 shares, 339,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-295141), including all exhibits thereto (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and declared effective by the Commission on May 7, 2026, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the filing fee table filed as Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Odyssey Therapeutics, Inc.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 7th day of May, 2026.

Odyssey Therapeutics, Inc.

By:	/s/ Gary D. Glick
Name: Gary D. Glick, Ph.D.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gary D. Glick	President, Chief Executive Officer and Director (Principal Executive Officer)	May 7, 2026
Gary D. Glick, Ph.D.

/s/ Jason Haas	Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2026
Jason Haas

*	Chairman, Director	May 7, 2026
Jeffrey M. Leiden, M.D., Ph.D.

*	Director	May 7, 2026
Shelley Chu, M.D., Ph.D.

*	Director	May 7, 2026
Paulina Hill, Ph.D.

*	Director	May 7, 2026
Nan Li

*	Director	May 7, 2026
Carolyn Ng, Ph.D.

*	Director	May 7, 2026
Ian F. Smith

*	Director	May 7, 2026
Valerie Odegard, Ph.D.

*	Director	May 7, 2026
Ksenija Pavletic

*	Director	May 7, 2026
Nia Tatsis, Ph.D.

*	Director	May 7, 2026
Timothy P. Walbert

*By:	/s/ Gary D. Glick
Gary D. Glick, Ph.D.
Attorney-in-Fact